UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2006
IOWA TELECOMMUNICATIONS SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Iowa
(State or Other Jurisdiction of Incorporation)

001-32354	42-1490040
(Commission File Number)	(IRS Employer Identification No.)

115 South Second Avenue West
Newton, Iowa 50208
(Address of Principal Executive Offices)(Zip Code)

(641) 787-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director; Election of Director.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Press Release

Item 5.02 Departure of Director; Election of Director.
     On March 6, 2006, the Company announced in a press release the resignation of Stuart B. Katz from, and the election of Norman C. Frost to, the Company’s Board of Directors. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.
     Stuart B. Katz resigned from the Company’s Board of Directors effective March 2, 2006. Mr. Katz did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. At the time of his resignation Mr. Katz served as a member of the Board ‘s Audit and Compensation committees.
     Norman C. Frost was elected to the Board of Directors on March 2, 2006, by the Company’s Board of Directors acting pursuant to authority granted by the Company’s Bylaws and pursuant to a recommendation by the Board’s Nominating and Governance Committee. Mr. Frost was not elected pursuant to any arrangement or understanding with any third person. There is not currently, nor has there been since the beginning of the Company’s last fiscal year, any transaction with the Company or any of its subsidiaries in which Mr. Frost has or had a direct or indirect material interest. The Company’s restated articles of incorporation provide for staggering the terms of directors into three classes, and Mr. Frost was elected as a Class II director. Class II directors will next stand for reelection at the 2006 annual meeting of shareholders. Pursuant to the recommendation of the Company’s Nominating and Governance Committee, Mr. Frost was also appointed to the Board’s Compensation and Audit committees.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial statements: None.
     (b) Pro forma financial information: None.
     (c) Shell company transactions: None.
     (d) Exhibits:
   99.1 Press Release dated March 6, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 7, 2006

Iowa Telecommunications Services, Inc.
By /s/ Donald G. Henry
Donald G. Henry
Vice President, General Counsel and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
IOWA TELECOMMUNICATIONS SERVICES, INC.
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
March 2, 2006	001-32354

IOWA TELECOMMUNICATIONS SERVICES, INC.

EXHIBIT NO.	ITEM
99.1	Press Release dated March 6, 2006